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                                                                    EXHIBIT 5(b)

                    FORM OF TRANSFER AND ASSUMPTION AGREEMENT

     This Transfer and Assumption Agreement ("Agreement"), effective as of April 1, 2002, is entered into by and between Janus Distributors, Inc., a Colorado corporation ("JDI"), and Janus Distributors LLC, a Delaware limited liability company ("JDLLC").

     WHEREAS, JDI provides distribution services to certain investment companies, including without limitation those investment companies that are parties to the distribution agreements set forth on Exhibit A;

     WHEREAS, JDI has certain rights and responsibilities under Rule 12b-1 plans adopted by certain investment companies, including without limitation those investment companies that are parties to the Rule 12b-1 plans set forth on Exhibit B;

     WHEREAS, JDI has entered into distribution and/or shareholder services and other similar agreements with certain clients, including without limitation those clients that are parties to the distribution and shareholder services and other similar agreements set forth on Exhibit C;

     WHEREAS, JDI has entered into participation agreements with certain clients, including without limitation those clients that are parties to the participation agreements as set forth on Exhibit D;

     WHEREAS, effective April 1, 2002, JDI transferred its business activities to JDLLC, in connection with the corporate reorganization of Janus Capital Corporation, JDI's parent; and

     WHEREAS, in connection with the transfer of JDI's business activities to JDLLC, JDI and JDLLC desire to set forth their agreement with respect to the transfer of all rights of JDI to JDLLC and the assumption by JDLLC of JDI's obligations under such agreements and plans to which JDI is a party or under which JDI has rights or obligations, as set forth in more detail below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           TRANSFER AND ASSUMPTION OF
                             DISTRIBUTION AGREEMENTS

     1.1 Subject to the terms and conditions herein stated, JDI hereby transfers, conveys, delegates and delivers to JDLLC all of JDI's rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under all of the distribution agreements with respect to proprietary, U.S. registered mutual funds to which JDI is a party, including without limitation those distribution agreements set forth on Exhibit A attached hereto and incorporated herein by reference (the "Distribution Agreements").

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     1.2 Subject to the terms and conditions herein stated, JDLLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of JDI's obligations, duties, burdens, responsibilities and liabilities under the Distribution Agreements, (ii) agrees to be bound by all of the provisions of the Distribution Agreements, to the same extent as if JDLLC had initially executed and delivered such agreements, and (iii) agrees to indemnify JDI from and against any liability, loss, or damage arising under the Distribution Agreements.

                                   ARTICLE II
                   TRANSFER AND ASSUMPTION OF RULE 12b-1 PLANS

     2.1 Subject to the terms and conditions herein stated, JDI hereby transfers, conveys, delegates and delivers to JDLLC all of JDI's rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under all of the separate Rule 12b-1 plans with respect to proprietary, U.S. registered mutual funds to which JDI is a party, including without limitation those Rule 12b-1 plans set forth on Exhibit B attached hereto and incorporated herein by this reference (the "Rule 12b-1 Plans").

     2.2 Subject to the terms and conditions herein stated, JDLLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of JDI's obligations, duties, burdens and responsibilities under the Rule 12b-1 Plans, (ii) agrees to be bound by all of the provisions of the Rule 12b-1 Plans related to JDI, and (iii) agrees to indemnify JDI from and against any liability, loss, or damage arising under the Rule 12b-1 Plans.

                                   ARTICLE III
                           TRANSFER AND ASSUMPTION OF
                DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENTS

     3.1 Subject to the terms and conditions herein stated, JDI hereby transfers, conveys, delegates and delivers to JDLLC all of JDI's rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under all of the distribution and/or shareholder services and other similar agreements with respect to proprietary, U.S. registered mutual funds to which JDI is a party, including without limitation those distribution and/or shareholder services and other similar agreements set on Exhibit C attached hereto and incorporated herein by reference (the "Distribution and Shareholder Services Agreements").

     3.2 Subject to the terms and conditions herein stated, JDLLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of JDI's obligations, duties, burdens, responsibilities and liabilities under the Distribution and Shareholder Services Agreements, (ii) agrees to be bound by all of the provisions of the Distribution and Shareholder Services Agreements, to the same extent as if JDLLC had initially executed and delivered such agreements, and (iii) agrees to indemnify JDI from and against any liability, loss, or damage arising under the Distribution and Shareholder Services Agreements.

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                                   ARTICLE IV
                           TRANSFER AND ASSUMPTION OF
                            PARTICIPATION AGREEMENTS

     4.1 Subject to the terms and conditions herein stated, JDI hereby transfers, conveys, delegates and delivers to JDLLC all of JDI's rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under all of the participation agreements with respect to proprietary, U.S. registered mutual funds to which JDI is a party, including without limitation those participation agreements set on Exhibit D attached hereto and incorporated herein by reference (the "Participation Agreements").

     4.2 Subject to the terms and conditions herein stated, JDLLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of JDI's obligations, duties, burdens, responsibilities and liabilities under the Participation Agreements, (ii) agrees to be bound by all of the provisions of the Participation Agreements, to the same extent as if JDLLC had initially executed and delivered such agreements, and (iii) agrees to indemnify JDI from and against any liability, loss, or damage arising under the Participation Agreements.

                                    ARTICLE V
                               GENERAL PROVISIONS

     5.1 CONDITIONS TO THE TRANSFER AND ASSUMPTION. The transfer by JDI, and the assumption by JDLLC, of the Distribution Agreements, the Rule 12b-1 Plans and the Distribution and Shareholder Services Agreements are subject to obtaining such approval of the Board of Trustees of funds to which such agreements relate, as may be required under the Investment Company Act of 1940 or any other applicable law, rule, regulation or order, and to obtaining such consents as may be required under the provisions of such agreements.

     5.2 FURTHER ASSURANCES. JDI and JDLLC each shall take such action and execute and deliver to the other party all such instruments and documents as such other party may reasonably request to carry out the intent and purposes of this Agreement and the transactions contemplated hereby. In particular, JDI and JDLLC acknowledge the purpose of this Agreement is to: transfer to JDLLC all of JDI's rights, interests, duties, obligations, burdens, responsibilities and liabilities under the distribution agreements to which JDI is a party; transfer to JDLLC all of JDI's rights, interests, duties, obligations, burdens, responsibilities and liabilities under the Rule 12b-1 Plans; transfer to JDLLC all of JDI's rights, interests, duties, obligations, burdens, responsibilities and liabilities under the distribution and/or shareholder services and other similar agreements to which JDI is a party; and to transfer to JDLLC, and for JDLLC to accept and assume, all of JDI's rights, interests, duties, obligations, burdens, responsibilities and liabilities as described in Section 1.2, 2.2, and
3.2 herein. If any such agreement, or right, interest, duty, obligation, burden, responsibility or liability is inadvertently not included specifically in this Agreement, JDI and JDLLC agree to take the appropriate actions needed to transfer any such agreement or right, interest, duty, obligation, burden, responsibility or liability to JDLLC and for JDLLC to assume the same. Nothing in the transactions

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contemplated by this Agreement shall be deemed to be an "assignment" for purposes of the Investment Company Act of 1940, as amended.

     5.3 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Colorado, without regard to its principles of conflicts of law, except as to matters governed by the Investment Advisers Act of 1940 or the Investment Company Act of 1940, which shall be governed by said acts and the rules and regulations promulgated thereunder.

     5.4 ASSIGNMENT AND AMENDMENT. This Agreement may not be transferred, assigned, pledged or hypothecated by any party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be changed or modified except by a written amendment hereto signed by all parties affected by such amendment.

     5.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the day and year first set forth above.

JANUS DISTRIBUTORS, INC.                   JANUS DISTRIBUTORS LLC

By:                                        By:
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    Kelley Abbott Howes, Vice President        Thomas A. Early, Vice President

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